195 Church Street New Haven, CT 06510 www.newalliancebank.com
PRESS RELEASE

Contact: Brian S. Arsenault Executive Vice President NewAlliance Bank 203 789 2733

NewAlliance Earnings Bolstered by Strong Loan Growth

New Haven, Connecticut, April 24, 2006 -- NewAlliance Bancshares, Inc. (NYSE:NAL) today announced net income of $11.0 million for the first quarter ended March 31, 2006, or 11 cents per diluted share. Exclusive of merger and acquisition costs, earnings were $12.4 million, or 12 cents per diluted share.

Loan balances increased by 8% and deposits increased by 3.4% at the end of the first quarter over year-end 2005, helped by the acquisition of Cornerstone Bank that closed in early 2006. Total loan balances at the end of the first quarter ended March 31, 2006 were $3.55 billion as compared to $3.28 billion at year-end 2005. Total deposits at the end of the first quarter were $3.93 billion as compared to $3.80 billion at year-end 2005.

Loan originations and purchases in the first quarter climbed 38% over the prior quarter, including increases in commercial real estate and consumer loans. Another strength of the quarter was an 11% increase in demand deposit account average balances over the same quarter a year ago.

“In the face of industry headwinds, we are focused on the right things: profitable loan and deposit growth coupled with higher levels of fee income,” said Peyton R. Patterson, NewAlliance Chairman, President and Chief Executive Officer. “Actively managing interest rate and credit risk are essential to weathering the interest rate cycle and flat yield curve and producing strong earnings over the long haul.”

Compared to the same quarter a year ago, interest and dividend income increased from $64.7 million to $77.8 million for the quarter ended March 31, 2006, but net interest income grew by less than a half million dollars as compared to the same quarter a year ago because interest expense increased substantially as a result of steady rate increases by the Federal Reserve.

Noninterest income also increased substantially from $9.9 million for the same quarter a year ago to $12.2 million for the first quarter this year. However, the increase in noninterest income was more than offset by a nearly $7 million increase in non-interest expense including merger and acquisition costs, salary and employee benefits increases from two acquisitions, charges related to an executive severance, and $1 million in expenses related to the Company’s options grants as required by new accounting rules.

NewAlliance Earnings Bolstered by Strong Loan Growth

The Company’s net interest margin declined by 2 basis points from the prior quarter to 2.96% for the quarter ended March 31, 2006.

NewAlliance continued to experience excellent credit quality. There were net recoveries of $377,000 in the first quarter as opposed to net charge-offs of $115,000 the prior quarter. The ratio of nonperforming loans to total loans and nonperforming assets to total assets for the first quarter increased very slightly from 0.23% to 0.26% and from 0.11% to 0.13%, respectively, from the prior quarter. Both ratios improved over the same quarter a year ago.

NewAlliance previously announced at its Annual Meeting on April 11 that it will be increasing its quarterly dividend to 6 cents per share, payable on May 15, 2006 to shareholders of record on May 5, 2006.

“A competitive dividend is one of the ways we will continue to deploy our excess capital along with sensible acquisitions and opportunistic share repurchases,” said Ms. Patterson.

The Company continued to repurchase shares in the quarter ended March 31, 2006, but at a slower pace than in late 2005. A total of 1.2 million shares were repurchased during the quarter, completing a 2005 Board authorization of 10.8 million shares. The NewAlliance Board of Directors has authorized the repurchase of up to another 10 million shares depending upon market conditions. NewAlliance regularly reviews its repurchase strategy based on market conditions and capital deployment opportunities.

The Company’s book value per share at March 31, 2006 was $12.07 and tangible book value per share was $7.44. Stockholders’ equity increased to $1.33 billion at March 31, 2006, up from $1.31 billion at December 31, 2005.

At March 31, 2006, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $6.88 billion in assets and operated 71 banking offices. On January 2, 2006, the Company completed the acquisition of Cornerstone Bank and began operating branches for the first time in Connecticut’s Fairfield County. The acquisition added six branches and approximately $212 million in assets to NewAlliance.

In addition to offering a full range of consumer and commercial banking products and services, NewAlliance Bank also provides trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com. Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

A webcast and conference call to discuss the results will be held on Tuesday, April 25, 2006, at 2:00 p.m. Eastern Standard Time. This call is being webcast by CCBN and can be accessed in the Investor Relations area of the Company’s website.

Individuals can dial in to the call at 1-800-901-5248, passcode 60663304. The international dial-in number is 1-617-786-4512. A replay of the call will be at 1-888-286-8010, passcode 16502437 or the international dial in number is 1-617-801-6888. NewAlliance will also have a podcast available from its website 24 hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.
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NewAlliance Earnings Bolstered by Strong Loan Growth

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of know or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions. The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

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NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(In thousands)	2006	2005
Assets
Cash and due from banks, noninterest bearing	$120,508	$127,290
Short-term investments	127,425	46,497
Investment securities available for sale	2,291,386	2,363,471
Investment securities held to maturity	109,066	91,734
Loans held for sale	795	1,222
Loans
Residential real estate	1,770,447	1,650,527
Commercial real estate	868,983	768,582
Commercial business	344,806	314,562
Consumer	563,832	543,035
Total loans	3,548,068	3,276,706
Less allowance for loan losses	(38,153)	(35,552)
Total loans, net	3,509,915	3,241,154
Premises and equipment, net	52,266	50,399
Cash surrender value of bank owned life insurance	62,472	57,325
Goodwill	454,131	425,001
Identifiable intangible assets	56,325	52,016
Other assets	97,586	105,293
Total assets	$6,881,875	$6,561,402

Liabilities
Deposits
Regular savings	$791,710	$781,346
Money market	566,755	554,079
NOW	366,421	342,268
Demand	475,439	486,528
Time	1,725,763	1,633,891
Total deposits	3,926,088	3,798,112
Borrowings
Federal Home Loan Bank advances	1,363,480	1,191,280
Repurchase agreements	178,305	179,970
Junior subordinated debentures	7,759	7,809
Other borrowings	1,686	1,716
Other liabilities	75,543	71,647
Total liabilities	5,552,861	5,250,534

Stockholders' equity	1,329,014	1,310,868

Total liabilities and stockholders' equity	$6,881,875	$6,561,402

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2006	2005

Interest and dividend income	$77,778	$64,654
Interest expense	33,159	20,451

Net interest income before provision for loan losses	44,619	44,203
Provision for loan losses	-	-
Net interest income after provision for loan losses	44,619	44,203

Non-interest income
Depositor service charges	5,958	4,985
Loan and servicing income	756	820
Trust fees	1,666	565
Investment and insurance fees	1,610	1,799
Bank owned life insurance	636	592
Rent	807	765
Net (loss) gain on limited partnerships	39	(22)
Net securities gains	1	8
Net gain on sale of loans	374	44
Other	386	331
Total non-interest income	12,233	9,887

Non-interest expense
Salaries and employee benefits	20,541	15,420
Occupancy	3,522	3,384
Furniture and fixtures	1,786	1,560
Outside services	5,023	4,674
Advertising, public relations, and sponsorships	1,561	1,061
Amortization of identifiable intangible assets	2,469	3,307
Conversion and merger related charges	2,155	480
Other	3,352	3,625
Total non-interest expense	40,409	33,511

Income before income taxes	16,443	20,579

Income tax provision	5,423	6,885

Net income	$11,020	$13,694

Earnings per share
Basic	$0.11	$0.13
Diluted	0.11	0.13

Weighted average shares outstanding
Basic	100,222,186	106,870,790
Diluted	100,551,082	106,870,790

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2006	2005
Net interest income	$44,619	$44,203
Net income	11,020	13,694
Shares outstanding (end of period)	110,090,826	114,158,736
Weighted average shares outstanding:
Basic	100,222,186	106,870,790
Diluted	100,551,082	106,870,790
Earnings per share:
Basic	$0.11	$0.13
Diluted	0.11	0.13
Shareholders' equity (end of period)	1,329,014	1,411,584
Book value per share (end of period)	$12.07	12.37
Tangible book value per share (end of period)	7.44	8.24

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.96%	3.15%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.45	2.74
Return on average assets	0.65	0.86
Return on average equity	3.31	3.86

At period end:
Tier 1 leverage capital ratio	13.73	16.34
Tangible equity/tangible assets	12.85	15.62
Total risk based capital ratio	24.17	28.32

Nonperforming loans	$9,067	$10,398
Total nonperforming assets	9,220	10,398
Nonperforming loans as a % of total loans	0.26%	0.33%
Nonperforming assets as a % of total assets	0.13	0.16

Banking offices	71	64

Financial Information & Ratios Excluding Certain Items
(Non-GAAP Financial Information):

Noninterest income as a percent of
total income (1)	13.59%	13.25%
Merger and conversion costs on a net
of tax basis	$1,401	$312
Per share - basic	0.01	0.00
Per share - diluted	0.01	0.00
Noninterest expense (2)	38,254	33,031
Proforma return on average assets (2)	0.73%	0.88%
Proforma return on average tangible assets (2)	0.79	0.96
Proforma return on average equity (2)	3.73	3.95
Proforma return on average tangible equity (2)	6.03	5.92
Efficiency ratio (3)	70.82	61.72
Proforma efficiency ratio (2) (3)	67.03	60.84

(1) Excludes net securities gains.
(2) Excludes merger and conversion costs.
(3) Excludes net securities gains and other real estate owned expenses.

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	March 31, 2006			March 31, 2005
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$1,702,592	$22,385	5.26%	$1,564,756	$20,367	5.21%
Commercial real estate	872,779	14,057	6.44	728,722	10,663	5.85
Commercial business	344,230	6,041	7.02	318,768	4,518	5.67
Consumer	549,632	8,490	6.18	513,943	6,530	5.08
Total Loans	3,469,233	50,973	5.88	3,126,189	42,078	5.38
Short-term investments	56,364	619	4.39	76,086	424	2.23
Investment securities	2,506,445	26,186	4.18	2,413,777	22,152	3.67
Total interest-earning assets	6,032,042	$77,778	5.16%	5,616,052	$64,654	4.60%
Non-interest-earning assets	733,466			716,673
Total assets	$6,765,508			$6,332,725

Interest-bearing liabilities
Deposits
Money market	$574,035	$3,027	2.11%	$762,672	$2,884	1.51%
NOW	342,429	229	0.27	333,608	155	0.19
Savings	786,263	1,321	0.67	916,206	1,088	0.48
Time	1,700,411	14,430	3.39	1,205,046	6,665	2.21
Total interest-bearing deposits	3,403,138	19,007	2.23	3,217,532	10,792	1.34
Repurchase agreements	178,155	1,262	2.83	194,536	751	1.54
FHLB advances and other borrowings	1,305,979	12,890	3.95	994,766	8,908	3.58
Total interest-bearing-liabilities	4,887,272	33,159	2.71%	4,406,834	20,451	1.86%
Non-interest-bearing demand deposits	480,962			432,469
Other non-interest-bearing liabilities	65,864			75,701
Total liabilities	5,434,098			4,915,004
Equity	1,331,410			1,417,721
Total liabilities and equity	$6,765,508			$6,332,725
Net interest-earning assets	$1,144,770			$1,209,218
Net interest income		$44,619			$44,203
Interest rate spread			2.45%			2.74%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.96%			3.15%
Ratio of total interest-earning assets
to total interest-bearing liabilities			123.42%			127.44%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	March 31, 2006			December 31, 2005
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$1,702,592	$22,385	5.26%	$1,625,359	$21,080	5.19%
Commercial real estate	872,779	14,057	6.44	764,001	12,021	6.29
Commercial business	344,230	6,041	7.02	316,271	5,617	7.10
Consumer	549,632	8,490	6.18	536,972	8,001	5.96
Total Loans	3,469,233	50,973	5.88	3,242,603	46,719	5.76
Short-term investments	56,364	619	4.39	74,956	733	3.91
Investment securities	2,506,445	26,186	4.18	2,526,573	25,358	4.01
Total interest-earning assets	6,032,042	$77,778	5.16%	5,844,132	$72,810	4.98%
Non-interest-earning assets	733,466			689,147
Total assets	$6,765,508			$6,533,279

Interest-bearing liabilities
Deposits
Money market	$574,035	$3,027	2.11%	$605,220	$2,739	1.81%
NOW	342,429	229	0.27	317,031	163	0.21
Savings	786,263	1,321	0.67	792,140	927	0.47
Time	1,700,411	14,430	3.39	1,594,406	13,002	3.26
Total interest-bearing deposits	3,403,138	19,007	2.23	3,308,797	16,831	2.03
Repurchase agreements	178,155	1,262	2.83	185,756	1,230	2.65
FHLB advances and other borrowings	1,305,979	12,890	3.95	1,178,887	11,281	3.83
Total interest-bearing-liabilities	4,887,272	33,159	2.71%	4,673,440	29,342	2.51%
Non-interest-bearing demand deposits	480,962			467,058
Other non-interest-bearing liabilities	65,864			60,932
Total liabilities	5,434,098			5,201,430
Equity	1,331,410			1,331,849
Total liabilities and equity	$6,765,508			$6,533,279
Net interest-earning assets	$1,144,770			$1,170,692
Net interest income		$44,619			$43,468
Interest rate spread			2.45%			2.47%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.96%			2.98%
Ratio of total interest-earning assets
to total interest-bearing liabilities			123.42%			125.05%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

(Dollars in thousands)	March 31, 2006	December 31, 2005
Nonperforming assets
Residential real estate	$901	$1,808
Commercial real estate	4,326	2,889
Commercial business	3,628	2,446
Consumer	212	248
Total nonperforming loans	9,067	7,391

Other nonperforming assets, net	153	-

Total nonperforming assets	$9,220	$7,391

Allowance for loan losses	$38,153	$35,552

	Three Months Ended
	March 31, 2006	December 31, 2005
Net loan (recoveries) charge-offs
Residential real estate	$(143)	$(50)
Commercial real estate	(13)	(233)
Total real estate	(156)	(283)
Commercial business	(266)	356
Consumer	45	42
Total net (recoveries) charge-offs	$(377)	$115

	At or For The Three Months Ended
	March 31, 2006	December 31, 2005
Ratios
Allowance for loan losses to total loans	1.08%	1.08%
Allowance for loan losses to nonperforming loans	420.79	481.02
Nonperforming loans to total loans	0.26	0.23
Nonperforming assets to total assets	0.13	0.11
Net (recoveries) charge-offs to average loans (annualized)	(0.04)	0.01

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2006
Net income, GAAP	$11,020
Add back merger and conversion costs,
net of tax	1,401
Proforma net income	$12,421

Basic income per share, GAAP	$0.11
Effects of merger and conversion costs,
net of tax	0.01
Proforma basic earnings per share	$0.12

Diluted earnings per share, GAAP	$0.11
Effects of merger and conversion costs,
net of tax	0.01
Proforma diluted earnings per share	$0.12

Return on average assets, GAAP	0.65%
Effects of merger and conversion costs,
net of tax	0.08
Proforma return on average assets	0.73%

Return on average equity, GAAP	3.31%
Effects of merger and conversion costs,
net of tax	0.42
Proforma return on average equity	3.73%

Efficiency ratio	70.82%
Effects of merger and conversion costs	3.79
Proforma efficiency ratio	67.03%